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                                                                    EXHIBIT 23.2

Vivendi Universal

Registration Statement, Amendment No. 1 to Form F-4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants of Vivendi, we consent to the use in this joint proxy statement-prospectus forming a part of this Registration Statement on Form F-4, as amended, filed by Vivendi Universal, of our report dated March 10, 2000, relating to the consolidated balance sheet of Vivendi and its subsidiaries as of December 31, 1998 and the related consolidated statements of income, changes in shareholder's equity and cash flow for the period then ended. We also consent to the reference to our Firm included in this joint proxy statement-prospectus under the caption "Experts".



                                 Paris, France


                                 July 17, 2001



                                                   /s/ RSM Salustro Reydel



                                                   RSM Salustro Reydel